4th AMENDMENT TO PARTICIPATION AGREEMENT

Pruco Life Insurance Company of New Jersey, Variable Insurance Products Fund, Variable Insurance Products Fund II, Variable Insurance Products Fund III, Variable Insurance Products Fund IV, Variable Insurance Products Fund V and Fidelity Distributors Company LLC hereby amend the Participation Agreement (“Agreement”) dated May 30, 2013, as amended, by doing the following:

1.Schedule A. Schedule A of the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A.

2.Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have hereto affixed their respective authorized signatures, intending that this Amendment be effective as of the 28th day of August, 2020.

PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY

By: /s/ Timothy Cronin
Name: Timothy Cronin
Title: Vice President

VARIABLE INSURANCE PRODUCTS FUND
VARIABLE INSURANCE PRODUCTS FUND II
VARIABLE INSURANCE PRODUCTS FUND III
VARIABLE INSURANCE PRODUCTS FUND IV
VARIABLE INSURANCE PRODUCTS FUND V

By: /s/ Colm Hogan
Name: Colm Hogan
Title: Authorized Signatory

FIDELITY DISTRIBUTORS COMPANY LLC

By: /s/ Robert Bachman
Name: Robert Bachman
Title: EVP
Date: 9/2/2020 | 22:17:18 PM EDT

SCHEDULE A

SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS AND PORTFOLIOS

Name of Separate Account and
Date Established by Board of Directors

Pruco Life of New Jersey Flexible Premium Variable Annuity Account (May 20, 1996)

Name of Contract Funded by
Separate Account and Form Number

Individual Deferred Variable Annuity Contract (P-OB/IND (5/14)-NY)

Individual Deferred Variable Annuity Contract (P-OC/IND (5/14)-NY)

Individual Flexible Premium Deferred Variable Annuity Contract

Portfolios

Name	Cusip
Fidelity® Variable Insurance Products Balanced Portfolio - Initial Class	315802504
Fidelity® Variable Insurance Products Consumer Discretionary Portfolio - Initial Class	315917864
Fidelity® Variable Insurance Products ContrafundSM Portfolio - Initial Class	922175500
Fidelity® Variable Insurance Products Disciplined Small Cap Portfolio - Initial Class	922175757
Fidelity® Variable Insurance Products Emerging Markets Portfolio - Initial Class	922177324
Fidelity® Variable Insurance Products Financial Services Portfolio - Initial Class	315917849
Fidelity® Variable Insurance Products Floating Rate High Income Portfolio - Initial Class	922174388

Fidelity® Variable Insurance Products Growth Opportunities Portfolio - Initial Class	315802207
Fidelity® Variable Insurance Products Growth Portfolio - Initial Class	922174404
Fidelity® Variable Insurance Products Health Care Portfolio - Initial Class	315917831
Fidelity® Variable Insurance Products High Income Portfolio - Initial Class	922174206
Fidelity® Variable Insurance Products Industrials Portfolio - Initial Class	315917856
Fidelity® Variable Insurance Products International Capital Appreciation Portfolio - Initial Class	922177845
Fidelity® Variable Insurance Products Investment Grade Bond Portfolio - Initial Class	922175104
Fidelity® Variable Insurance Products Mid Cap Portfolio - Initial Class	922176409
Fidelity® Variable Insurance Products Strategic Income Portfolio - Initial Class	922177852
Fidelity® Variable Insurance Products Technology Portfolio - Initial Class	315917815
Fidelity® Variable Insurance Products Utilities Portfolio - Initial Class	315917799